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                                                                     EXHIBIT 3.2

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                              AMENDED AND RESTATED

                                     BYLAWS

                                       OF

                             PIPER JAFFRAY COMPANIES

              Incorporated under the Laws of the State of Delaware

                             AS OF DECEMBER 31, 2003

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                                   ARTICLE I

                                    OFFICES

                  SECTION 1.1 Principal Delaware Office. The registered office of the Corporation in the State of Delaware shall be in the City of Wilmington, County of New Castle, and the name and address of the Registered Agent in charge thereof shall be Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801.

                  SECTION 1.2 Other Offices. The Corporation may also have offices in such other places, either within or without the State of Delaware, as the Board of Directors from time to time may designate or the business of the Corporation may from time to time require.

                                   ARTICLE II

                                  STOCKHOLDERS

                  SECTION 2.1 Meetings of Stockholders.

                  (a) Annual Meetings. The annual meeting of the stockholders of the Corporation shall be held on such date and at such time as may be fixed by resolution of the Board of Directors. At the annual meeting stockholders shall elect directors and transact such other business as properly may be brought before the meeting.

                  (b) Special Meetings. Special meetings of the stockholders may be called only by the Chairman of the Board or the Board of Directors pursuant to a resolution approved by a majority of the total number of directors which the Corporation would have if there were no vacancies (the "Whole Board").

                  (c) Place of Meetings. Meetings of the stockholders shall be held at such place, either within or without the State of Delaware, as the Board of Directors shall determine.

                  (d) Notice of Meeting. Written notice, stating the place, day and hour of the meeting shall be delivered by the Corporation not less than ten (10) days nor more than sixty (60) days before the date of the meeting to each stockholder of record entitled to vote at such meeting. Notice of a special meeting shall also state the purpose or purposes for which the meeting has been called. Without limiting the manner by which notice may otherwise be given, notice may be given by a form of electronic transmission that satisfies the requirements of the Delaware General Corporation Law and has been consented to by the stockholder to whom notice is given. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail with postage thereon prepaid, addressed to the stockholder at his or her address as it appears in the Corporation's records. Meetings may be held without notice if all stockholders entitled to vote are present, or if notice is waived by those not present in accordance with Article VIII of these Bylaws. Any previously scheduled meeting of the stockholders may be postponed, and any special meeting of the stockholders may be cancelled, by resolution of the Board of Directors upon public notice given prior to the date previously scheduled for such meeting of stockholders. Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Corporation's notice of meeting (or any supplement thereto).

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                  (e)      Chairman of Stockholder's Meeting. The Chairman of
the Board, or in the Chairman's absence, a Vice Chairman, or in the absence of any Vice Chairman, the Chief Executive Officer, or in the absence of the Chief Executive Officer, the Secretary, or in the absence of the Secretary, a chairman chosen by a majority of the directors present, shall act as chairman of the meetings of the stockholders.

                  SECTION 2.2 Quorum of Stockholders; Adjournment; Required
Vote.

                  (a) Quorum of Stockholders; Adjournment. Except as otherwise provided by law, by the Amended and Restated Certificate of Incorporation (the "Certificate of Incorporation") or by these Bylaws, the holders of a majority of the voting power of the outstanding shares of the Corporation entitled to vote generally in the election of directors (the "Voting Stock"), present in person or represented by proxy, shall constitute a quorum at a meeting of the stockholders, except that when specified business is to be voted on by a class or series of stock voting as a class, the holders of a majority of the shares of such class or series shall constitute a quorum of such class or series for the transaction of such business. The chairman of the meeting or a majority of the shares so represented may adjourn the meeting from time to time, whether or not there is such a quorum. No notice of the time and place of adjourned meetings need be given, except that notice of the adjourned meeting shall be required if the adjournment is for more than 30 days or if after the adjournment a new record date is fixed for the adjourned meeting. The stockholders present at a duly called meeting at which a quorum is present may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum.

                  (b) Required Vote. The affirmative vote of a majority of the voting power of the shares present in person or represented by proxy at the meeting and entitled to vote on the matter shall be the act of the stockholders, except as otherwise provided by express provision of law, Certificate of Incorporation or these Bylaws requiring a larger or different vote, in which case such express provision shall govern and control the decision of such matter.

                  SECTION 2.3 Voting by Stockholders; Procedures for Election of Directors.

                  (a) Voting by Stockholders. Each stockholder of record entitled to vote at any meeting may do so in person or by proxy appointed by instrument in writing or in such other manner prescribed by the Delaware General Corporation Law, subscribed by such stockholder or his or her duly authorized attorney in fact.

                  (b) Procedure for Election of Directors. Election of directors at all meetings of the stockholders at which directors are to be elected shall be by ballot, and, subject to the rights of the holders of any series of Preferred Stock to elect directors under specified circumstances, a plurality of the votes cast thereat shall elect directors.

                  SECTION 2.4 Notice of Stockholder Business and Nominations.

                  (a) Annual Meetings of Stockholders. (1) Nominations of persons for election to the Board of Directors of the Corporation and the proposal of business to be considered by the stockholders may be made at an annual meeting of stockholders (A) pursuant to the Corporation's notice of meeting, (B) by or at the direction of the Board of Directors, or (C)

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by any stockholder of the Corporation who was a stockholder of record at the time of giving of notice provided for in this Bylaw, who is entitled to vote at the meeting and who complies with the notice procedures set forth in this Bylaw.

                  (2) For nominations or other business to be properly brought before an annual meeting by a stockholder pursuant to clause (C) of paragraph (a)(1) of this Bylaw, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation and such other business must otherwise be a proper matter for stockholder action. To be timely, a stockholder's notice shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the first anniversary of the preceding year's annual meeting; provided, however, that in the event that the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, notice by the stockholder to be timely must be so delivered not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made by the Corporation. In no event shall the public announcement of an adjournment of an annual meeting commence a new time period for the giving of a stockholder's notice as described above. Such stockholder's notice shall set forth (A) as to each person whom the stockholder proposes to nominate for election or reelection as a director all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and Rule 14a 11 thereunder (including such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected); (B) as to any other business that the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made; and (C) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (i) the name and address of such stockholder, as they appear on the Corporation's books, and of such beneficial owner and (ii) the class and number of shares of the Corporation which are owned beneficially and of record by such stockholder and such beneficial owner.

                  (3) Notwithstanding anything in the second sentence of paragraph (a)(2) of this Bylaw to the contrary, in the event that the number of directors to be elected to the Board of Directors of the Corporation is increased and there is no public announcement by the Corporation naming all of the nominees for director or specifying the size of the increased Board of Directors at least 100 days prior to the first anniversary of the preceding year's annual meeting, a stockholder's notice required by this Bylaw shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the 10th day following the day on which such public announcement is first made by the Corporation.

                  (b) Special Meetings of Stockholders. The business to be transacted at any special meeting shall be limited to the purposes stated in the notice of such meetings.

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Nominations of persons for election to the Board of Directors may be made at a special meeting of stockholders at which directors are to be elected pursuant to the Corporation's notice of meeting (1) by or at the direction of the Board of Directors or (2) provided that the Board of Directors has determined that directors shall be elected at such meeting, by any stockholder of the Corporation who is a stockholder of record at the time of giving of notice provided for in this Bylaw, who shall be entitled to vote at the meeting and who complies with the notice procedures set forth in this Bylaw. In the event the Corporation calls a special meeting of stockholders for the purpose of electing one or more directors to the Board of Directors, any such stockholder may nominate a person or persons (as the case may be), for election to such position(s) as specified in the Corporation's notice of meeting, if the stockholder's notice required by paragraph (a)(2) of this Bylaw shall be delivered to the Secretary at the principal executive offices of the Corporation not earlier than the close of business on the 120th day prior to such special meeting and not later than the close of business on the later of the 90th day prior to such special meeting or the 10th day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting. In no event shall the public announcement of an adjournment of a special meeting commence a new time period for the giving of a stockholder's notice as described above.

                  (c) General. (1) Only such persons who are nominated in accordance with the procedures set forth in this Bylaw shall be eligible to serve as directors and only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this Bylaw. Except as otherwise provided by law, the Certificate of Incorporation or these Bylaws, the chairman of the meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth in this Bylaw and, if any proposed nomination or business is not in compliance with this Bylaw, to declare that such defective proposal or nomination shall be disregarded.

                  (2) For purposes of this Bylaw, "public announcement" shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to
Section 13, 14 or 15(d) of the Exchange Act.

                  (3) Notwithstanding the foregoing provisions of this Bylaw, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Bylaw. Nothing in this Bylaw shall be deemed to affect any rights (A) of stockholders to request inclusion of proposals in the Corporation's proxy statement pursuant to Rule 14a 8 under the Exchange Act or
(B) of the holders of any series of Preferred Stock to elect directors under specified circumstances.

                  SECTION 2.5 Inspectors of Elections; Opening and Closing the Polls. The Board of Directors by resolution shall appoint one or more inspectors, which inspector or inspectors may include individuals who serve the Corporation in other capacities, including, without limitation, as officers, employees, agents or representatives, to act at the meetings of stockholders and make a written report thereof. One or more persons may be designated as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate has been

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appointed to act or is able to act at a meeting of stockholders, the chairman of the meeting shall appoint one or more inspectors to act at the meeting. Each inspector, before discharging his or her duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his or her ability. The inspectors shall have the duties prescribed by law.

The chairman of the meeting shall fix and announce at the meeting the date and time of the opening and the closing of the polls for each matter upon which the stockholders will vote at the meeting.

                  SECTION 2.6 No Stockholder Action by Written Consent. Any action required or permitted to be taken by stockholders may be effected only at a duly called annual or special meeting of stockholders and may not be effected by a written consent or consents by stockholders in lieu of such a meeting of stockholders.

                                  ARTICLE III

                               BOARD OF DIRECTORS

                  SECTION 3.1 General Powers. The business and affairs of the Corporation shall be managed under the direction of the Board of Directors. In addition to the powers and authorities by these Bylaws expressly conferred upon them, the Board of Directors may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the Certificate of Incorporation or by these Bylaws required to be exercised or done by the stockholders.

                  SECTION 3.2 Number, Tenure and Qualifications. Subject to the rights of the holders of any series of Preferred Stock to elect directors under specified circumstances, the number of directors of the Corporation shall be fixed, and may be increased or decreased from time to time, exclusively by resolution approved by the affirmative vote of a majority of the Whole Board. The directors, other than those who may be elected by the holders of any outstanding series of Preferred Stock as set forth in the Certificate of Incorporation, shall be divided into three classes, as nearly equal in number as possible and designated Class I, Class II and Class III. Class I shall be initially elected for a term expiring at the annual meeting of stockholders to be held in 2004, Class II shall be initially elected for a term expiring at the annual meeting of stockholders to be held in 2005, and Class III shall be initially elected for a term expiring at the annual meeting of stockholders to be held in 2006. Members of each class shall hold office until their successors are elected and qualified. At each succeeding annual meeting of the stockholders of the Corporation, the successors of the class of directors whose term expires at that meeting shall be elected for a term expiring at the annual meeting of stockholders held in the third year following the year of their election. In case of any increase or decrease, from time to time, in the number of directors, other than those who may be elected by the holders of any outstanding series of Preferred Stock as set forth in the Certificate of Incorporation, the number of directors in each class shall be apportioned as nearly equal as possible.

                  SECTION 3.3 Regular Meetings. A regular meeting of the Board of Directors may be held without other notice than this Bylaw immediately after, and at the same place as, the

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Annual Meeting of Stockholders. The Board of Directors may, by resolution, provide the time and place for the holding of additional regular meetings without other notice than such resolution.

                  SECTION 3.4 Special Meetings. Special meetings of the Board of Directors may be called at the request of the Chairman of the Board, the Chief Executive Officer or a majority of the Board of Directors then in office. The person or persons authorized to call special meetings of the Board of Directors may fix the place and time of the meetings. Notice of any special meeting shall be given to each director and shall state the time and place for the special meeting.

                  SECTION 3.5 Notice. If notice of a Board of Directors' meeting is required to be given, notice of shall be given to each director at his or her business or residence in writing by hand delivery, first-class or overnight mail or courier service, electronic transmission (including, without limitation, via facsimile transmission or electronic mail), or orally by telephone. If mailed by first-class mail, such notice shall be deemed adequately delivered when deposited in the United States mails so addressed, with postage thereon prepaid, no later than the third business day preceding the date of such meeting. If by overnight mail or courier service, such notice shall be deemed adequately delivered when the notice is delivered to the overnight mail or courier service company at least twenty-four (24) hours before such meeting. If by electronic transmission, such notice shall be deemed adequately delivered when the notice is transmitted at least twelve (12) hours before such meeting. If by telephone or by hand delivery, the notice shall be given at least twelve (12) hours prior to the time set for the meeting. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice of such meeting, except for amendments to these Bylaws, as provided under Article IX of these Bylaws. A meeting may be held at any time without notice if all the directors are present or if those not present waive notice of the meeting in accordance with Article VIII of these Bylaws.

                  SECTION 3.6 Quorum. Subject to Section 3.10 of these Bylaws, a whole number of directors equal to at least a majority of the Whole Board shall constitute a quorum for the transaction of business, but if at any meeting of the Board of Directors there shall be less than a quorum present, a majority of the directors present may adjourn the meeting from time to time without further notice. The act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors. The directors present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough directors to leave less than a quorum.

                  SECTION 3.7 Use of Communications Equipment. Directors may participate in a meeting of the Board of Directors or any committee thereof by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meeting.

                  SECTION 3.8 Action by Consent of Board of Directors. Any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if all members of the Board or committee, as the case may be,

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consent thereto in writing or by electronic transmission, and the writing or writings or electronic transmission or transmissions are filed with the minutes of proceedings of the Board or committee.

                  SECTION 3.9 Removal. Subject to the rights of the holders of any series of Preferred Stock with respect to such series of Preferred Stock, any director, or the entire Board of Directors, may be removed from office at any time, but only for cause and only by the affirmative vote of the holders of a majority of the voting power of all of the then-outstanding shares of Voting Stock, voting together as a single class.

                  SECTION 3.10 Vacancies. Subject to applicable law and the rights of the holders of any series of Preferred Stock with respect to such series of Preferred Stock, and unless the Board of Directors otherwise determines, vacancies resulting from death, resignation, retirement, disqualification, removal from office or other cause, and newly created directorships resulting from any increase in the authorized number of directors, may be filled only by the affirmative vote of a majority of the remaining directors, though less than a quorum of the Board of Directors, or by the sole remaining director, and directors so chosen shall hold office for a term expiring at the annual meeting of stockholders at which the term of office of the class to which they have been elected expires and until such director's successor shall have been duly elected and qualified. No decrease in the number of authorized directors constituting the Whole Board shall shorten the term of any incumbent director.

                  SECTION 3.11 Committees. The Board of Directors may, by resolution adopted by a majority of the Whole Board, designate one or more committees, each of which shall consist of one or more directors. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of any member of such committee or committees, the member or members thereof present at any meeting and not disqualified from voting, whether or not constituting a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member.

                  Any committee shall, to the extent provided in a resolution of the Board of Directors and subject to the limitations contained in the Delaware General Corporation Law, have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation. Each committee shall keep such records and report to the Board of Directors in such manner as the Board of Directors may from time to time determine. Except as the Board of Directors may otherwise determine, any committee may make rules for the conduct of its business. Unless otherwise provided in a resolution of the Board of Directors or in rules adopted by the committee, each committee shall conduct its business as nearly as possible in the same manner as provided in these Bylaws for the Board of Directors.

                  The Board of Directors shall have power at any time to fill vacancies in, to change the membership of, or to dissolve any such committee. The term of office of the members of each committee shall be as fixed from time to time by the Board of Directors; provided, however, that any committee member who ceases to be a member of the Board of Directors shall automatically cease to be a committee member.

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                  Nothing herein shall be deemed to prevent the Board of
Directors from appointing one or more committees consisting in whole or in part of persons who are not directors of the Corporation; provided, however, that no such committee shall have or may exercise any authority of the Board of Directors.

                                   ARTICLE IV

                                BOOKS AND RECORDS

                  SECTION 4.1 The Board of Directors shall cause to be kept a record containing the minutes of the proceedings of the meetings of the Board and of the stockholders, appropriate stock books and registers and such books of records and accounts as may be necessary for the proper conduct of the business of the Corporation. Unless otherwise required by the laws of Delaware, the books and records of the Corporation may be kept at the principal office of the Corporation, or at any other place or places inside or outside the State of Delaware, as the Board of Directors from time to time may designate.

                                   ARTICLE V

                                    OFFICERS

                  SECTION 5.1 Officers; Election or Appointment. The Board of Directors shall take such action as may be necessary from time to time to ensure that the Corporation has such officers as are necessary, under Section 6.1 of these Bylaws and the Delaware General Corporation Law as currently in effect or as the same may hereafter be amended, to enable it to sign stock certificates. In addition, the Board of Directors at any time and from time to time may elect
(a) one or more Chairmen of the Board and/or one or more Vice Chairmen of the Board from among its members, (b) one or more Chief Executive Officers, one or more Presidents and/or one or more Chief Operating Officers, (c) one or more Vice Presidents, one or more Treasurers and/or one or more Secretaries and/or
(d) one or more other officers, in each case if and to the extent the Board of Directors deems desirable. The Board of Directors may give any officer such further designations or alternate titles as it considers desirable. In addition, the Board of Directors at any time and from time to time may authorize the Chairman of the Board or the Chief Executive Officer of the Corporation to appoint one or more officers of the kind described in clauses (c) and (d) above. Any number of offices may be held by the same person and directors may hold any office unless the Certificate of Incorporation or these Bylaws otherwise provide.

                  SECTION 5.2 Term of Office; Resignation; Removal; Vacancies. Unless otherwise provided in the resolution of the Board of Directors electing or authorizing the appointment of any officer, each officer shall hold office until his or her successor is elected or appointed and qualified or until his or her earlier resignation or removal. Any officer may resign at any time upon written notice to the Board of Directors or to such person or persons as the Board of Directors may designate. Such resignation shall take effect at the time specified therein, and unless otherwise specified therein no acceptance of such resignation shall be necessary to make it effective. The Board of Directors may remove any officer with or without cause at any time. The Chairman of the Board or the Chief Executive Officer authorized by the Board of Directors to appoint a person to hold an office of the Corporation may also remove such person from such office with or without cause at any time, unless otherwise provided in the

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resolution of the Board providing such authorization. Any such removal shall be without prejudice to the contractual rights of such officer, if any, with the Corporation, but the election or appointment of an officer shall not of itself create contractual rights. Any vacancy occurring in any office of the Corporation by death, resignation, removal or otherwise may be filled by the Board of Directors at any regular or special meeting or by the Chairman of the Board or the Chief Executive Officer authorized by the Board of Directors to appoint a person to hold such office.

                  SECTION 5.3 Powers and Duties. The officers of the Corporation shall have such powers and duties in the management of the Corporation as shall be stated in these Bylaws or in a resolution of the Board of Directors which is not inconsistent with these Bylaws and, to the extent not so stated, as generally pertain to their respective offices, subject to the control of the Board of Directors. A Secretary or such other officer appointed to do so by the Board of Directors shall have the duty to record the proceedings of the meetings of the stockholders, the Board of Directors and any committees in a book to be kept for that purpose.

                                   ARTICLE VI

                               STOCK CERTIFICATES

                  SECTION 6.1 Stock Certificates. The Board of Directors may authorize the issuance of stock either in certificated or in uncertificated form. If shares are issued in uncertificated form, each stockholder shall be entitled upon written request to a stock certificate or certificates duly numbered, certifying the number and class of shares in the Corporation owned by him and otherwise as specified in this Section 6.1. Each certificate for shares of stock shall be in such form as may be prescribed by the Board of Directors and shall be signed in the name of the Corporation by (a) the Chairman of the Board, the Chief Executive Officer or a Vice President, and (b) by the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer. Any or all of the signatures on a certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he or she were such officer, transfer agent or registrar at the date of issue. Each certificate will include any legends required by law or deemed necessary or advisable by the Board.

                  SECTION 6.2 Lost Certificates. No certificate for shares of stock in the Corporation shall be issued in place of any certificate alleged to have been lost, destroyed or stolen, except on production of such evidence of such loss, destruction or theft and on delivery to the Corporation of a bond of indemnity in such amount, upon such terms and secured by such surety, as the Board of Directors or any financial officer of the Corporation may in its or his or her discretion require.

                  SECTION 6.3 Transfers of Stock. The shares of the stock of the Corporation shall be transferable on the books of the Corporation by the holder thereof in a person or by his or her attorney upon surrender for cancellation of a certificate or certificates for at least the same number of shares, or other evidence of ownership if no certificates shall have been issued, with an assignment and power of transfer endorsed thereon or attached thereto, duly executed, and

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with such proof of the validity and authenticity of the signature as the
Corporation or its agents may reasonably require.

                                  ARTICLE VII

                             DEPOSITARIES AND CHECKS

                  SECTION 7.1 Depositaries of the funds of the Corporation shall be designated by the Board of Directors; and all checks on such funds shall be signed by such officers or other employees of the Corporation as the Board of Directors from time to time may designate.

                                  ARTICLE VIII

                                WAIVER OF NOTICE

                  SECTION 8.1 Any notice of a meeting required to be given by law, by the Certificate of Incorporation, or by these Bylaws may be waived by the person entitled thereto, either before or after the time of such meeting stated in such notice. Neither the business to be transacted at, nor the purpose of, any annual or special meeting of the stockholders or the Board of Directors or committee thereof need be specified in any waiver of notice of such meeting.

                                   ARTICLE IX

                                    AMENDMENT

                  SECTION 9.1 These Bylaws may be altered, amended, or repealed at any meeting of the Board of Directors or of the stockholders, provided notice of the proposed change was given in the notice of the meeting; provided, however, that, in the case of any alteration, amendment or repeal by the Board of Directors, the affirmative vote of a majority of the Whole Board shall be required to alter, amend or repeal any provision of these Bylaws; and provided further, that, in the case of any alteration, amendment or repeal by the stockholders of any of the provisions of Section 2.1(b), Section 2.6, Section 3.1, Section 3.2, Section 3.9 or Section 3.10 or this Article IX of these Bylaws, the affirmative vote of the holders of not less than eighty percent (80%) of the voting power of all of the then-outstanding shares of Voting Stock, considered for purposes of this Article IX as a single class, shall be required to alter, amend or repeal any such provision.

                                   ARTICLE X

                          INDEMNIFICATION AND INSURANCE

                  SECTION 10.1 Right to Indemnification. Each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit, claim or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he or she or a person of whom he or she is the legal representative is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans maintained or sponsored by the Corporation, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the

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Corporation to the fullest extent authorized by the Delaware General Corporation
Law as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that except as provided in Section 10.4 of this Article X, the Corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the Board of Directors.

                  SECTION 10.2 Advancement of Expenses. The right to indemnification conferred in this Article X shall be a contract right and shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition, such advances to be paid by the Corporation within 20 days after receipt by the Corporation of a written statement or statements from the claimant requesting such advance or advances; provided, however, that if the Delaware General Corporation Law requires, the payment of such expenses incurred by a director or officer in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of a proceeding, shall be made only upon delivery to the Corporation of an undertaking by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under this Article X or otherwise.

                  SECTION 10.3 Obtaining Indemnification. To obtain indemnification under this Article X, a claimant shall submit to the Corporation a written request, including therein or therewith such documentation and information as is reasonably available to the claimant and is reasonably necessary to determine whether and to what extent the claimant is entitled to indemnification. Upon written request by a claimant for indemnification pursuant to the first sentence of this Section 10.3, a determination, if required by applicable law, with respect to the claimant's entitlement thereto shall be made as follows: (1) if requested by the claimant, by Independent Counsel (as hereinafter defined), or (2) if no request is made by the claimant for a determination by Independent Counsel, (i) by the Board of Directors by a majority vote of a quorum consisting of Disinterested Directors (as hereinafter defined), or (ii) if a quorum of the Board of Directors consisting of Disinterested Directors is not obtainable or, even if obtainable, such quorum of Disinterested Directors so directs, by Independent Counsel in a written opinion to the Board of Directors, a copy of which shall be delivered to the claimant, or (iii) if a quorum of Disinterested Directors so directs, by the stockholders of the Corporation. In the event the determination of entitlement to indemnification is to be made by Independent Counsel at the request of the claimant, the Independent Counsel shall be selected by the Board of Directors unless there shall have occurred within two years prior to the date of the commencement of the action, suit or proceeding for which indemnification is claimed a Change in Control (as defined below), in which case the Independent Counsel shall be selected by the claimant unless the claimant shall request that such selection be made by the Board of Directors. If it is so

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determined that the claimant is entitled to indemnification, payment to the claimant shall be made within 30 days after such determination. If a claimant is successful, in whole or in part, in any suit brought against the Corporation to recover the unpaid amount of any written claim to indemnification, the claimant shall be entitled to be paid also the expense of prosecuting such claim.

                  SECTION 10.4 Right of Claimant to Bring Suit. If a claim under
Section 10.1 of this Article X is not paid in full by the Corporation within thirty days after a written claim pursuant to Section 10.3 of this Article X has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the Corporation) that the claimant has not met the standard of conduct which makes it permissible under the Delaware General Corporation Law for the Corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors, Independent Counsel or stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the Corporation (including its Board of Directors, Independent Counsel or stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

                  SECTION 10.5 Corporation's Obligation to Indemnify. If a determination shall have been made pursuant to Section 10.3 of this Article X that the claimant is entitled to indemnification, the Corporation shall be bound by such determination in any judicial proceeding commenced pursuant to Section
10.4 of this Article X.

                  SECTION 10.6 Preclusion from Challenging Article X. The Corporation shall be precluded from asserting in any judicial proceeding commenced pursuant to Section 10.4 of this Article X that the procedures and presumptions of this Article X are not valid, binding and enforceable and shall stipulate in such proceeding that the Corporation is bound by all the provisions of this Article X.

                  For purposes of this Article X:

                  (a) "Change in Control" shall be deemed to occur only if a majority of the members of the Board of Directors shall not be (i) individuals elected as directors of the Corporation for whose election proxies shall have been solicited by the Board of Directors of the Corporation or (ii) individuals elected or appointed by the Board of Directors of the Corporation to fill vacancies on the Board of Directors caused by death or resignation (but not by removal) or to fill newly created directorships.

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                  (b)      "Disinterested Director" means a director of the
Corporation who is not and was not a party to the matter in respect of which indemnification is sought by the claimant.

                  (c) "Independent Counsel" means a law firm, a member of a law firm, or an independent practitioner, that is experienced in matters of corporation law and shall include any person who, under the applicable standards of professional conduct then prevailing, would not have a conflict of interest in representing either the Corporation or the claimant in an action to determine the claimant's rights under this Article X.

                  SECTION 10.7 Non-exclusivity of Rights. The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this Article X shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, Bylaws, agreement, vote of stockholders or otherwise. No repeal or modification of this
Article X shall in any way diminish or adversely affect the rights of any director, officer, employee or agent of the Corporation hereunder in respect of any occurrence or matter arising prior to any such repeal or modification.

                  SECTION 10.8 Insurance. The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law. To the extent that the Corporation maintains any policy or policies providing such insurance, each such director or officer, and each such agent or employee to which rights to indemnification have been granted as provided in Section 10.9 of this Article X, shall be covered by such policy or policies in accordance with its or their terms to the maximum extent of the coverage thereunder for any such director, officer, employee or agent.

                  SECTION 10.9 Other Employees and Agents. The Corporation may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification, and rights to be paid by the Corporation the expenses incurred in defending any proceeding in advance of its final disposition, to any employee or agent or class of employees or agents of the Corporation (including the heirs, executors, administrators or estate of each such person) to the fullest extent of the provisions of this Article X with respect to the indemnification and advancement of expenses of directors and officers of the Corporation.

                  SECTION 10.10 Validity of Article X. If any provision or provisions of this Article X shall be held to be invalid, illegal or unenforceable for any reason whatsoever: (a) the validity, legality and enforceability of the remaining provisions of this Article X (including, without limitation, each portion of any paragraph of this Article X containing any such provision held to be invalid, illegal or unenforceable, that is not itself held to be invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby; and (b) to the fullest extent possible, the provisions of this
Article X (including, without limitation, each such portion of any paragraph of this Article X containing any such provision held to be invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable.

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                                   ARTICLE XI

                            MISCELLANEOUS PROVISIONS

                  SECTION 11.1 Fiscal Year. The fiscal year of the Corporation shall begin on the first day of January and end on the thirty-first day of December of each year.

                  SECTION 11.2 Dividends. The Board of Directors may from time to time declare, and the Corporation may pay, dividends on its outstanding shares in the manner and upon the terms and conditions provided by law and the Certificate of Incorporation.

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